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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Renal Treatment Centers, Inc. and Subsidiaries (the "Company") on Forms S-8 (File Nos. 33-85750 and 33-94262) and Forms S-3 (File Nos. 33-88418, 33-93060,
33-96828, 333-3716, 333-10839, and 333-10841) of our report dated March 20, 1996 except for the combination described in Note 2, for which the date is August 19, 1996, on our audits of the restated consolidated financial statements and the financial statement schedule of the Company as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which includes reference to information audited by other auditors for which the dates of their reports are July 14, 1995 and March 31, 1995, respectively, which reports are included in this Form 8-K.



/s/Coopers & Lybrand L.L.P.
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Coopers & Lybrand L.L.P.


600 Lee Road
Wayne, Pennsylvania
February 4, 1997


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